CLARK & MULLIGAN FUND SERVICES, LLC
                       -----------------------------------
                            CLIENT SERVICES AGREEMENT
                            -------------------------


                  This agreement, dated as of ________, 2002 is by and between Clark & Mulligan Fund Services, LLC ("C&M"), a Delaware limited liability company and Torrey Associates, LLC, a limited liability company formed under the laws of Delaware, ("Fund Management") and the investment funds listed on Schedule C attached to this Agreement (the "Funds").

                  WHEREAS, the Funds were formed for the purposes described in their respective offering memoranda, as provided to C&M by Fund Management and amended from time to time;

                  WHEREAS, the Funds and Fund Management (on behalf of the Funds) desire to retain C&M and utilize the accounting, compliance, operational and administrative support services provided by C&M described in Schedule A attached hereto;

                  WHEREAS, Fund Management is authorized, as each of the Fund's advisor or investment manager (as applicable), pursuant to each of the Fund's organizational documentation to retain C&M on behalf of the Funds;

                  WHEREAS, C&M desires to provide such accounting, compliance and administrative support services to the Funds; and

                  NOW THEREFORE, in consideration of the promises and the mutual covenants contained herein and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, subject to the terms and conditions set forth below, hereby agree as follows:

     1. Fund Operational and Compliance Support Services. Under the supervision of Fund Management, C&M shall be responsible for performing and is hereby authorized and empowered to perform, at the expense of the Funds, all duties and functions necessary or appropriate in connection with providing operational and compliance support to the Funds. A list of the operational and compliance services which may be provided to the Funds is set forth in the attached Schedule A.

     2. Accounting and Administration. Under the supervision of Fund Management, C&M shall be responsible for performing and is hereby authorized and empowered to perform, at the expense of the Funds, all duties and functions necessary or appropriate in connection with providing accounting and administrative support to the Funds. A list of the accounting and administrative support services which may be provided to the Funds is set forth in the attached Schedule A.

     3. Provision of Certain Documentation. The Funds and Fund Management agree to provide C&M with the most recent versions of all of the Funds' offering documentation and material contracts (including, but not limited to, the Funds' offering memoranda, Limited Liability Company Agreements, Memoranda and Articles of Association, Subscription Documents, employment agreements, solicitation agreements, etc.). The Funds and Fund Management further agree to promptly provide C&M with amendments to any such documents.

     4. Fees and Expense. The Funds shall pay C&M fees in accordance with Schedule B attached hereto and certain expenses of C&M shall be reimbursed as described in Schedule B. This Agreement constitutes authorization for the Funds' prime broker(s) or custodian(s) to pay the fees to C&M.

     5. Liability. C&M will give the Funds (and Fund Management) the benefit of its best judgment and efforts in rendering these services to the Funds, and it is agreed as an inducement to its undertaking these services that C&M and its principals, officers and employees shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith; provided that nothing herein shall be deemed to protect or purport to protect C&M or its principals, officers or employees against any liability to the Funds which any such persons would otherwise be subject by reason of bad faith, gross negligence, willful misconduct or violation of applicable law in the performance of the obligations and duties hereunder.

     6. Indemnification. The Funds and Fund Management agree to indemnify and hold C&M, its principals, officers and employees harmless from any loss, damage, liability or expense, including reasonable attorneys' fees and other legal expenses, to which C&M (or its principals, employees or agents) may become subject arising out of any claim or threatened to be asserted in connection with the services that C&M provides to the Funds in good faith under this Agreement; provided, that C&M shall not be entitled to such indemnification with respect to any loss, damage, liability or expense which is due to C&M's gross negligence, willful misconduct or where such indemnification would be a violation of applicable law.

     7. Non- Exclusivity. C&M services hereunder are not exclusive to the Funds and Fund Management. C&M may, at its sole discretion, provide similar services to other clients.

     8. Confidentiality & Proprietary Information. C&M agrees and understands that all materials provided to C&M in connection with its provision of services to the Funds under this Agreement will be held by C&M in confidence for use only for the purpose of providing services under this Agreement and will not be provided to any other persons or entities without the prior written approval of Fund Management, unless otherwise required under applicable law. If C&M is required by law to provide any such materials to a third party, C&M will use its best efforts to give the Funds and Fund Management prior notification.

     The Funds and Fund Management agree and understand that the proprietary forms of reports, standardized agreements and other documentation generated by C&M in the course of it providing accounting, administrative, operational and compliance services to the Funds and Fund Management during the term of this Agreement (the "C&M Forms") are the property of C&M. The Funds and Fund Management also agree and understand that the C&M Forms are confidential and cannot be provided to any other third party (except that the Funds and Fund Management may provide C&M Forms to their professional advisors or, unless required by applicable law) or be used or re-generated by the Funds, Fund
Management or their affiliates (or their professional advisors) after the termination of this Agreement without the prior written approval of C&M. C&M agrees and understands that the substantive information about the Funds, its investors, portfolio holdings and Fund Management contained in C&M Forms generated by C&M during the term of this Agreement are the property of the Funds and Fund Management.

     9. Assignment. This Agreement may not be assigned by either party without the prior, written consent of the other party.

     10. Termination. This Agreement may be terminated by either party at the end of any year on 60 days prior written notice to the other party.

     11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any provision of New York law that would permit the law of another state to apply.

     12. Amendments. This Agreement, which represents the sole Agreement of the parties with respect to the subject matter hereof, may not be amended or modified except by an instrument signed by both parties.

     13. Survival. The representations, warranties and covenants provided herein shall survive the termination of this Agreement.

     14. Binding Effect of Agreement. Subject to Section 8 above, this Agreement shall be binding on the successors, assigns and the legal representatives of each of the parties.

     15. Notices. All notices shall be in writing and shall be deemed to have been duly given (i) if delivered in person or by courier, on the date it is delivered; (ii) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; and (iii) if sent by facsimile, on generation of confirmation, to the following respective addresses until a different address is specified in writing by one party to the other party:

                           To C&M:

                                    505 Park Avenue
                                    5th Floor
                                    New York, NY  10022

                                    telephone: (212) 763-4860
                                    facsimile: (212) 763-4869



                            To the Funds and Fund Management:

                                   505 Park Avenue
                                   5th Floor
                                   New York, NY  10022

                                   telephone: (212) 644-7800
                                   facsimile: (212) 644-8333

IN WITNESS WHEREOF, the parties have executed this Agreement as of the ___day of __________, 2002.


                         Clark & Mulligan Fund Services, LLC


                         By:________________________________
                              Name:  William G. Mulligan
                              Title:  Co - CEO


                         Torrey Associates, LLC.
                         By:________________________________
                              Name: James Torrey
                              Title: Chairman and CEO


                         Torrey U.S. Strategy Partners, LLC
                         By:________________________________
                              Name: James Torrey
                              Title: Manager


                         Torrey U.S. Strategy Partners (Offshore), Ltd. By:________________________________
                              Name: James Torrey
                              Title: Director


                         Torrey International Strategy Partners, LLC
                         By:________________________________
                              Name: James Torrey
                              Title: Manager


                         Torrey International Strategy Partners (Offshore), Ltd. By:________________________________
                              Name: James Torrey
                              Title: Director


                         Torrey Multi-Strategy Partners, LLC
                         By:________________________________
                              Name: James Torrey
                              Title: Manager


                         Torrey Multi - Strategy Partners (Offshore), Ltd. By:________________________________
                              Name: James Torrey
                              Title: Director

                                   SCHEDULE A
                                   ----------

                   Operational and Compliance Support Services
                   -------------------------------------------

               o   Implementation   of   a   standardized   infrastructure   and
                   record-keeping system to process subscription agreements and keep investor records;

               o Review of subscription agreements to ensure that applicable legal requirements are complied with and correspond with investors in the Funds to obtain required representations from such investors;

               o Coordination with the Funds' legal counsel (or other legal filing service provider) to ensure that all blue sky filings are made;

               o Preparation of documentation required for Board of Manager meetings.

               o Tracking and counting of the Fund's beneficial owners for purposes of Section 3(c)(1) of the Investment Company Act of 1940, as amended (as applicable to the Funds not registered as investment companies under such Act);

               o Review of investor "new issue" or "hot issue" eligibility and periodic preparation of reports regarding the same (if applicable);

               o   Preparation  of tender offer  documentation  and  filings;

               o Review of the Funds' offering documentation and material contracts to identify and address any potential problems;

               o Preparation of weekly reports summarizing status and terms of all material contracts;

               o Underlying manager due diligence checks and preparation of due diligence research reports;

               o Attending periodic on-site meetings with Fund Management to discuss status of operational and compliance issues;

               o Preparation and implementation of standardized solicitation contracts (if any);

               o   Preparation and  implementation  of  standardized  compliance
                   manuals  and  internal  policy   guidelines;

               o   Review   and   consultation    with   respect   to   investor
                   correspondence   and  performance   reports;

               o   Review and consultation  with respect to determining  whether
                   any  regulatory   filings  are  required;

               o Responding to operational and compliance inquiries from the Funds' investors and potential investors; and

               o Acting as principal liaison with regulatory agencies and the Funds' legal counsel.

                   Accounting and Administration Support Services
                   ----------------------------------------------

               o   Establish, reconcile and maintain the general ledger;

               o   Reconcile all investor contributions/redemptions;

               o Establish, reconcile and maintain investors' capital accounts (as applicable);

               o   Calculate  NAV  of  the  Funds'  shares  (as  applicable);

               o Reconcile the Investment Manager's trades to all clearing and custodial brokerage accounts;

               o Generate the financial statements as of each month end including the Statement of Financial Position, Statement of Profit/Loss, and Statement of Changes in Investors' Equity;

               o Generate, on a quarterly basis, the Statement of Changes in Investors Equity for each investor;

               o Calculate and generate each partner's share of taxable income/loss and provide each investor quarterly tax estimates and annual Schedules K-1 (as applicable);

               o   Generate   and  file  the   Funds'  IRS  Form  1065  and  all
                   appropriate state tax filings (as applicable);

               o Coordinate with the offshore share registrar and transfer agent the dissemination of the offshore funds' performance information;

               o Coordinate and oversee the annual audit of the Funds' financial statements;

               o Provide the partners with information required by the varied circumstances of each partner.

                                   SCHEDULE B
                                   ----------


Fees.
-----

     1. Implementation Fees will be payable by each Fund as follows:

               Torrey U.S. Strategy Partners, LLC - $10,000
               Torrey U.S. Strategy Partners (Offshore), Ltd - $7,500
               Torrey International Strategy Partners, LLC - $10,000
               Torrey International Strategy Partners (Offshore), Ltd. - $7,500 Torrey Multi-Strategy Partners, LLC - $10,000
               Torrey Multi-Strategy Partners (Offshore), Ltd. - $7,500

     2. Annual asset based fee calculated with respect to the Funds' total assets (in the aggregate) as follows:

         When assets are between $0 and $100 million - 20 bps per annum

         When assets are greater  than $100 million but less than $200 million -
         22.5 bps per annum

         When assets are greater that $200 million - 25 bps per annum

         This fee is payable quarterly in advance by the Funds. The amount of the fee payable as of the beginning of any quarter is determined based upon a measurement of each Fund's assets as of the first day of such quarter. Fees for periods of less than a full quarter will be pro rated.

Expense Reimbursements.
-----------------------

         The Funds will reimburse C&M for all reasonable out-of-pocket expenses (including travel and lodging) related to services directly provided to the Funds or Fund Management. Such reimbursable expenses include a quarterly fee of $250 per Fund to cover research-related computer fees incurred in connection with providing due diligence research and reporting services to the Funds. Reimbursements will be billed monthly.

SCHEDULE C
----------

                  Torrey U.S. Strategy Partners, LLC
                  Torrey U.S. Strategy Partners (Offshore), Ltd.
                  Torrey International Strategy Partners, LLC
                  Torrey International Strategy Partners (Offshore), Ltd. Torrey Multi-Strategy Partners, LLC
                  Torrey Multi-Strategy Partners (Offshore), Ltd.







80350.0024 #328940